UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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QUICKLOGIC CORPORATION

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QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, APRIL 28, 2011

The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation (“QuickLogic”), will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Thursday, April 28, 2011, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class III directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2014;

2.	To conduct an advisory vote on executive compensation;

3.	To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

4.	To approve an amendment to our 2009 Stock Plan to, among other things, reserve an additional 1,500,000 shares of common stock for issuance under the Plan.

5.	To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 1, 2012; and

6.	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 7, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Again this year, we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. This allows us to mail our stockholders a notice instead of a paper copy of the Proxy Statement and our 2010 Annual Report on Form 10-K. The notice contains instructions on how our stockholders may access our Proxy Statement and Annual Report over the Internet and how our stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2010 Annual Report and a form of proxy card. Stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will help us to conserve natural resources and reduce the costs of printing and distributing our proxy materials. The Proxy Statement and form of proxy are being distributed and made available on or about March 18, 2011.

All stockholders are cordially invited to attend the Annual Meeting in person.

For the Board of Directors,

Andrew J. Pease

President and Chief Executive Officer

Sunnyvale, California

March 18, 2011

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE, OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD. VOTING OVER THE INTERNET, BY TELEPHONE OR BY WRITTEN PROXY OR VOTING INSTRUCTION CARD WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU ATTEND IN PERSON.

QUICKLOGIC CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

General

The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, April 28, 2011, at 10:00 a.m., local time, or at any and all adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at QuickLogic’s principal executive offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. At the meeting, only stockholders of record at the close of business on March 7, 2011, the record date, will be entitled to vote. On March 7, 2011, QuickLogic’s outstanding capital stock consisted of 38,309,051 shares of common stock.

At the meeting, the stockholders will be asked:

1.	To elect two Class III directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2014;

2.	To conduct an advisory vote on executive compensation;

3.	To conduct an advisory vote on the frequency of holding future advisory votes on executive compensation;

4.	To approve an amendment to our 2009 Stock Plan to, among other things, reserve an additional 1,500,000 shares of common stock for issuance under the Plan.

5.	To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 1, 2012; and

6.	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

This Proxy Statement and form of proxy were first provided to stockholders entitled to vote at the Annual Meeting on or about March 18, 2011, together with our 2010 Annual Report to Stockholders.

Voting and Discretionary Voting

Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted FOR the director nominees described herein; FOR the approval of executive compensation as disclosed in this Proxy Statement; FOR conducting an advisory vote on executive compensation once every three years; FOR the amendment to our 2009 Stock Plan to increase the number of shares reserved for issuance under the 2009 Plan by 1,500,000 shares; and FOR the ratification of the independent registered public accounting firm and, with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Election of Directors

Holders of all outstanding shares of QuickLogic’s common stock have the right to elect two Class III directors for a three-year term to the Board of Directors. The directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Advisory Vote on Executive Compensation

Advisory approval of executive compensation will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

Advisory approval of the frequency of holding future advisory votes on executive compensation will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Amendment to Increase the Number of Shares Reserved for Issuance Under the 2009 Stock Plan

The amendment of our 2009 Stock Plan to increase the number of shares reserved for issuance under the Plan by 1,500,000 shares will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as QuickLogic’s independent registered public accounting firm for the fiscal year ended January 1, 2012 will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Voting Electronically via the Internet, by Telephone or by Mail

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. If you hold your shares as a beneficial owner, it is critical that you cast your vote if you want it to count in the election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2), the advisory vote on the frequency of holding future advisory votes on executive compensation (Proposal No. 3) and the amendment to increase the number of shares reserved for issuance under the 2009 Stock Plan (Proposal No 4). Your stockbroker, bank or other nominee will not be able to vote in the election of directors or the other three proposals unless they have your voting instructions so it is very important that you indicate your voting instructions to the institution holding your shares. If you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors and the other three proposals, no votes will be cast on your behalf. Your bank or broker has the discretion to vote any uninstructed shares on the ratification of the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent auditors (Proposal No. 5). Please ensure that you complete the voting instruction card sent by your bank or broker. There are three ways to vote by proxy:

By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 28, 2011

Our proxy materials including our Proxy Statement, Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed free of charge and printed at http://materials.proxyvote.com/74837P.

Solicitation of Proxies

This solicitation of proxies is made by the Board of Directors of QuickLogic and all costs associated with soliciting proxies will be borne by QuickLogic. We have engaged The Proxy Advisory Group, LLC, to assist us with the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary expenses that are not expected to exceed $17,000 in the aggregate. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy. For shares you hold in street name, you may revoke your prior proxy by submitting new voting instructions to your broker or nominee.

Quorum; Abstentions; Broker Non-Votes

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 38,309,051 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals

The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on the investor relations portion of our website, http://ir.quicklogic.com, to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 2,000 shares of the outstanding voting securities of the Company continuously for at least one-year prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement will likely not be considered timely for consideration at that year’s annual meeting.

A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission (“SEC”) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the requisite number of Company voting securities.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Stockholder Proposals

Stockholders are entitled to present proposals for consideration at the next annual meeting of stockholders provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.

Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2012 Annual Meeting of Stockholders must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement, which date is November 17, 2011.

Householding

Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, Broadridge Financial Solutions, Inc., at (800) 542-1061.

PROPOSAL ONE

ELECTION OF DIRECTORS

QuickLogic’s Board of Directors is currently comprised of six members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. E. Thomas Hart and Christine Russell have been designated as Class III directors whose terms expire at the 2011 Annual Meeting of Stockholders. Michael J. Callahan and Michael R. Farese have been designated as Class I directors whose terms expire at the 2012 Annual Meeting of Stockholders and Arturo Krueger and Gary H. Tauss have been designated as Class II directors whose terms expire at the 2013 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominees for Class III Directors

Two Class III directors are to be elected at the 2011 Annual Meeting of Stockholders for a three-year term ending in 2014. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated E. Thomas Hart and Christine Russell as Class III directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Mr. Hart and Ms. Russell. QuickLogic expects that Mr. Hart and Ms. Russell will accept such nominations. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director’s term expires in 2014 or until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Required Vote

The nominees receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them, shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

QUICKLOGIC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE NOMINEES LISTED ABOVE.

Directors and Nominees for Director

The following table sets forth information concerning the nominees for Class III director.

Nominees for Class III Director

Name	Age	Position
E. Thomas Hart	69	Executive Chairman of the Board
Christine Russell	61	Director

E. Thomas Hart has served as a member of our Board of Directors since June 1994, and as our Chairman since April 2001. Mr. Hart has served as QuickLogic’s Executive Chairman of the Board since January 2011. He served as our Chairman of the Board and Chief Executive Officer from March 2009 to January 2011 and as our

President and Chief Executive Officer from June 1994 to March 2009. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Mr. Hart’s prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider, and National Semiconductor. Mr. Hart holds a B.S.E.E. degree from the University of Washington.

Mr. Hart’s extensive knowledge of the semiconductor industry and the day-to-day operation of the Company brings important insights to the Board and invaluable experience with strategic planning and direction.

Christine Russell has served as a member of our Board of Directors since June 2005. Since May 2009, Ms. Russell has been Chief Financial Officer of Evans Analytical Group (EAG), a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services. From June 2006 to April 2009, Ms. Russell was at Virage Logic Corporation, a provider of advanced intellectual property for the design of integrated circuits, where she served as Executive Vice President of Business Development from September 2008 and as Vice President and Chief Financial Officer from June 2006 to September 2008. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc., a company specializing in semiconductor intellectual property offering digital signal processing cores and application software. From October 1997 to October 2003, Ms. Russell served as the Chief Financial Officer of Persistence Software, Inc., a company specializing in enterprise software providing infrastructure for distributed computing. Prior to 1997, Ms. Russell served in various senior financial management positions with a variety of technology companies for a period of more than twenty years. Ms. Russell served as a director of Peak International Limited, a supplier of precision-engineered packaging products for storage, transportation and automated handling of technology products, from March 2000 until Peak was acquired by S&G Company, Ltd. in June 2008. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

Ms. Russell’s extensive executive experience in corporate finance, accounting and operations, and her involvement in governance issues for boards of directors in her role as Vice President of the National Association of Corporate Directors, Silicon Valley Chapter, make her an important asset to the Company.

Incumbent Class I Directors Whose Terms Expire in 2012

Name	Age	Position
Michael J. Callahan	75	Director
Michael R. Farese	64	Director

Michael J. Callahan has served as a member of our Board of Directors since July 1997. From March 1990 through his semi-retirement in September 2000, Mr. Callahan served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc., a producer of peripheral integrated circuits. From 1978 to March 1990, Mr. Callahan held various positions at Monolithic Memories, Inc., a semiconductor manufacturing company, most recently as its President. During his tenure as President, Monolithic Memories became a subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturing company, where Mr. Callahan was Senior Vice President of Programmable Products. Prior to joining Monolithic Memories, he worked at Motorola Semiconductor for 16 years where he was Director of Research and Development as well as Director of Linear Operations. Mr. Callahan has served on the board of Micrel, Inc., a provider of analog power, mixed-signal and digital semiconductor devices, since August 2005. He also served on the board of

Teknovus, Inc., a privately held company specializing in communications chipsets for subscriber access networks until Teknovus was acquired by Broadcom Corporation in March 2010. Mr. Callahan holds a B.S.E.E. degree from the Massachusetts Institute of Technology.

Mr. Callahan has many years of executive experience in the semiconductor industry. His understanding of multiple aspects of the semiconductor industry makes him a valuable resource to the Board.

Michael R. Farese has served as a member of our Board of Directors since April 2008. Mr. Farese is currently Senior Vice President, Engineering and Operation of Entropic Communications, Inc., a fabless semiconductor company that designs, develops and markets system solutions to enable connected home entertainment, a position he has held since June 2010. Prior to joining Entropic Communications, he was President and Chief Executive Officer and member of the Board of Directors of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of programmable radio frequency ICs, from September 2007 to May 2010. From September 2005 to September 2007, Mr. Farese was Senior Vice President, Engineering, of Palm, Inc., a leading mobile products company. He was President and Chief Executive Officer of WJ Communications, a radio frequency (RF) semiconductor company from March 2002 to July 2005 and President and CEO of Tropian Inc., a developer of high efficiency RF ASICs for 2.5 and 3G cellular phones, from October 1999 to March 2002. Prior to that time, Mr. Farese held senior management positions at Motorola Corp., Ericsson Inc., Nokia Corp. and ITT Corp. Mr. Farese has held management positions at AT&T Corp. and Bell Laboratories, Inc. and has been in the telecommunications and semiconductor industry for more than 35 years. He has served on the boards of PMC-Sierra, Inc., an Internet infrastructure semiconductor solution provider, since May 2006, and Newfound Communications, Inc, a privately held provider of Voice XML and Voice over IP (“VoIP”) software solutions, since October 2005. Mr. Farese holds a B.S. degree and a Ph.D in Electrical Engineering from Rensselaer Polytechnic Institute. He received his M.S. in Electrical Engineering from Princeton University.

Mr. Farese has extensive executive experience and knowledge of the wireless industry, cellular handsets and wireless devices, and the use of semiconductors for the wireless industry. His business acumen and strong technical and strategic planning skills bring an invaluable perspective to the Board.

Incumbent Class II Directors Whose Terms Expire in 2013

Name	Age	Position
Arturo Krueger	71	Director
Gary H. Tauss	56	Director

Arturo Krueger has served as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations and marketing, as well as general management. Since February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola’s Semiconductor Products Sector for Europe, the Middle East and Africa from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the President of Motorola’s Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger has served as a director of Marvell Technology Group Ltd., a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, since August 2005. He served on the board of NemeriX S.A., a provider of integrated circuits specializing in ultra low power RF and baseband chipsets for GPS and wireless applications, from 2006 to June 2009 and the board of austriamicrosystems, a leading global designer and manufacturer of high performance analog integrated circuits, from 2002 to January 2005. He holds an M.S. degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

Mr. Krueger’s extensive executive experience in and knowledge of multiple facets of the semiconductor industry give him insights into the challenges facing the Company and his knowledge of the European market provides the Board with a global perspective.

Gary H. Tauss has served as a member of our Board of Directors since June 2002. Since January 2010, Mr. Tauss has served as the Executive Director and Chief Executive Officer of BizTech, a not-for-profit technology-focused business incubator. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. He has served on the board of Hootsuite, Inc., a provider of professional Twitter management software, since January 2010, and the board of Taga Media, Inc., a provider of mobile advertising solutions, since November 2009. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois.

Mr. Tauss has a strong executive background with technology companies providing products for the mobile market. His in-depth understanding of the important attributes of products for the mobile market make him an invaluable resource as QuickLogic develops and markets devices for the mobile market.

Board Leadership Structure; Lead Independent Director

The Board of Directors does not currently have a policy on whether the roles of Chief Executive Officer and Chairman may be filled by one individual. This allows the Board flexibility to better address the leadership needs of the Company from time to time as it deems appropriate. We currently separate the positions of Chief Executive Officer and Chairman of the Board. From April 2001 until January 2, 2011, Mr. Hart served as both Chairman of the Board and Chief Executive Officer. Effective January 3, 2011, Mr. Pease assumed the role of President and Chief Executive Officer and Mr. Hart assumed the role of Executive Chairman of the Board. The Board believes that the respective roles of Messrs. Pease and Hart best utilize their skills and qualifications in the service of the QuickLogic at this time.

The Chief Executive Officer is responsible for setting the strategic direction of the Company, the general management and operation of the business, and guidance and oversight of senior management. The Executive Chairman of the Board presides at all meetings of the Board and of the stockholders, monitors the content, quality and timeliness of information sent to the Board and is available for consultation with the Board regarding the Company’s oversight of business affairs.

The Board also has a Lead Independent Director. Mr. Callahan, the Chairman of the Nominating and Corporate Governance Committee of our Board, has served as our Lead Independent Director since April 26, 2005. In his capacity as Lead Independent Director, Mr. Callahan presides at all meetings of the Board at which the Chairman is not present; calls and presides at all executive sessions of the independent directors; approves the agenda and materials for meetings of the independent directors; consults with the Chairman regarding Board meeting agendas, materials and proposed meeting calendars and schedules; collaborates with the Chairman and acts as liaison between the Chairman and the independent directors; and serves as the Board’s liaison for consultation and communication with stockholders as appropriate, including at the request of major stockholders.

Board’s Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, accounting and internal control risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into the Company’s culture and day-to-day business operations.

Board Meetings, Committees and Corporate Governance

The Board of Directors has determined that the Company’s current directors, with the exception of Mr. Hart, meet the independence requirements of the Nasdaq Global Market.

It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, six sessions of the independent directors were held.

The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

We have written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, copies of each are available on our website, free of charge, at http://ir.quicklogic.com. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Legal Department.

In accordance with applicable SEC requirements and Nasdaq Global Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Christine Russell(1)(2)	Michael J. Callahan(1)(3)	Gary H. Tauss(1)
Michael R. Farese	Michael R. Farese	Michael J. Callahan
Arturo Krueger	Arturo Krueger	Christine Russell
Christine Russell
Gary H. Tauss

(1)	Committee Chairman

(2)	Audit Committee Financial Expert

(3)	Lead Independent Director

Audit Committee

The Audit Committee held six meetings in 2010. Ms. Russell has served as Chairman of the Audit Committee since April 2006. Messrs. Farese and Krueger have served as members of the Audit Committee since February 2010. Each member meets the independence requirements of the SEC and Nasdaq Global Market. The Board of Directors has determined that Ms. Russell is an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K.

The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit Committee has a written charter, a copy of which is available on our website, free of charge, at http://ir.quicklogic.com.

Compensation Committee

The Compensation Committee held five meetings in 2010 and acted by unanimous written consent two times during the year. Mr. Tauss has served as Chairman of the Compensation Committee since September 2004. Mr. Callahan and Ms. Russell have served as members of the Compensation Committee since February 2010. Each member of the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Global Market and is an outside director in accordance with Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s directors, Chief Executive Officer, Executive Chairman of the Board and executive officers, (ii) review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company’s Annual Report on Form 10-K and Proxy Statement. The Compensation Committee’s duties also include administering QuickLogic’s stock option plans and employee stock purchase plans.

The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer or employee of the Company whose advice and counsel are sought by the Committee. The Compensation Committee or the Board of Directors, after reviewing management’s recommendations, determines the equity and non-equity compensation of the Company’s executive officers and directors. Management generally provides internal compensation information, compensation survey information for similarly sized technology companies, and other information to the Committee, and the Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer. Under the guidance of the Compensation Committee, the Chief Executive Officer or an executive officer of the Company makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee has a written charter, which is available on our website, free of charge, at http://ir.quicklogic.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held four meetings in 2010. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the SEC and the Nasdaq Global Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of the committees of the Board of Directors; (iv) recommend persons to be members of the committees of the Board of Directors; (v) review conflicts of interest of members of the Board of Directors and executive officers; and (vi) review and recommend to the Board of Directors corporate governance principles. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning and reviewing and monitoring the Company’s Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004. A copy of the Guidelines and a copy of the written charter of the Nominating and Corporate Governance Committee are available on our website, free of charge, at http://ir.quicklogic.com.

The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Global Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Committee considers many factors, including character, judgment, independence, expertise, length of service and other commitments, among others. Although the Committee does not have a formal policy with respect to diversity, the Committee does consider diversity when identifying director candidates and nominees with respect to differences of viewpoints, professional experiences, race, gender and other individual qualities and attributes that contribute to heterogeneity on the Board. The Committee evaluates such factors and does not assign any particular weight or priority to any of these factors. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding, continuously for at least one year prior to the date of the submission of the recommendation, either (i) shares of the outstanding voting securities of the Company in an amount equal to at least $2,000 in market value or (ii) 1% of the Company’s outstanding voting securities. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic’s Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all director nominations that are timely and properly submitted by stockholders on the same basis as any other candidate. Our Nominating and Corporate Governance Committee’s Policies and Procedures for Director Candidates is posted on our website at http://ir.quicklogic.com.

During 2010, activities of the Committee included reviewing and approving any actual or potential conflicts of interest, assessing the structure and performance of the Board and the committees of the Board, and reviewing our Code of Conduct and Ethics and our Policy for Stockholder Communications with Directors. The Committee also assessed the independence and qualifications of our directors, reviewed the performance of the CEO and his assessment of our executive officers, and ensured our directors adhered to our Corporate Governance Guidelines, including reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions. A copy of the Code of Conduct and Ethics and a copy of the Policy for Stockholder Communications with Directors are posted on our website at http://ir.quicklogic.com.

Other Committees and Participation

The Board of Directors has delegated to the Stock Option Committee, which currently consists of Ralph S. Marimon, our Vice President of Finance and Chief Financial Officer, and Catriona Meney, our Vice President of Human Resources and Development, the authority to: (i) approve the grant of restricted stock units and options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of 40,000 shares per grant; (ii) grant refresh options to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options by the Board of Directors or the Compensation Committee; and (iii) amend options as authorized by the Board of Directors.

The Board of Directors held a total of six meetings during 2010 and acted by unanimous written consent once during the year. During 2010, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during his or her term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during his or her term on such committee.

QuickLogic expects its directors to attend its annual meetings absent a valid reason, such as a schedule conflict. The May 4, 2010 Annual Meeting of Stockholders was attended by all then-current directors.

Stockholder Communications with the Board of Directors

The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic’s Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California 94089. Communications received in writing are reviewed internally by management and then distributed to the Chairman, Lead Independent Director or other members of the Board, as appropriate. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as “Compliance Confidential.”

Code of Conduct and Ethics

QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics, as amended, is posted on our website at http://ir.quicklogic.com. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at http://ir.quicklogic.com.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010, the following directors were members of QuickLogic’s Compensation Committee: Gary H. Tauss (Chairman), Michael J. Callahan and Christine Russell. None of the Compensation Committee’s members has at any time been an officer or employee of QuickLogic.

None of QuickLogic’s Named Executive Officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on QuickLogic’s Board or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended January 2, 2011, all of our directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables QuickLogic stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

One of the key principles underlying our Compensation Committee’s compensation philosophy is pay-for-performance. This philosophy forms the foundation of all decisions regarding the compensation of our named executive officers and is important to our ability to attract and retain the highly qualified executive officers required to guide QuickLogic through its transition and period of renewed growth. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for a detailed discussion of QuickLogic’s executive compensation practices and philosophy.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on QuickLogic, the Compensation Committee of the Board, or the Board. The Board and the Compensation Committee value the opinions of QuickLogic’s stockholders and is providing the vote as required pursuant to Section 14A of the Securities and Exchange Act of 1934. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those concerns of our stockholders and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

The affirmative vote of a majority of the shares of QuickLogic common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF QUICKLOGIC’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables QuickLogic stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of QuickLogic’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. The Company is providing the vote as required pursuant to Section 14A of the Securities and Exchange Act of 1934.

After careful consideration of this proposal, our Board has determined that conducting an advisory vote on the compensation of our named executive officers every three years is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on the compensation of our named executive officers.

In formulating its recommendation, our Board considered that a triennial advisory vote on executive compensation is a reasonable frequency because it would allow for an appropriate interval between the vote and an opportunity to evaluate the Company’s consideration of the results of the prior vote, thereby enabling our stockholders to assess the impact of the Company’s executive compensation policies and decisions. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders at the 2011 Annual Meeting of Stockholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every three years, two years, or one year, that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

Vote Required

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by our stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF AN ADVISORY VOTE ON THE COMPENSATION OF QUICKLOGIC’S NAMED EXECUTIVE OFFICERS TO BE HELD EVERY THREE YEARS.

PROPOSAL FOUR

AMENDMENT TO THE COMPANY’S 2009 STOCK PLAN

Summary

Our Board of Directors (the “Board”) is requesting that our stockholders approve an amendment to our 2009 Stock Plan (the “2009 Plan”) to increase the number of shares reserved for issuance under the 2009 Plan by 1,500,000 shares, subject to stockholder approval at the Annual Meeting. The Company’s named executive officers and directors have an interest in this proposal.

The 2009 Plan is structured to allow the Board to create equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. The Company believes that linking compensation to corporate performance motivates employees and consultants to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees and consultants. With the high demand for highly skilled employees and consultants, especially in the technology industries, management believes it is critical to the Company’s success to maintain competitive compensation programs.

Required Vote

The approval of the amendment to the 2009 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE QUICKLOGIC CORPORATION 2009 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2009 PLAN BY 1,500,000 SHARES.

Summary of the 2009 Stock Plan

The following is a summary of the principal features of the 2009 Plan and its operation, assuming stockholder approval of this proposal. This summary is qualified in its entirety by reference to the 2009 Plan itself set forth in Appendix A.

General. The 2009 Plan provides for the grant of equity awards to employees, directors and consultants. Options granted under the 2009 Plan may either be “incentive stock options” as defined in Code Section 422 or nonstatutory stock options, as determined by the Board.

Purpose. The general purposes of the 2009 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company’s business.

Administration. The 2009 Plan will be administered by the Board or a committee (“Committee”) designated by the Board (in either case, the “Administrator”).

Eligibility. The 2009 Plan provides that nonstatutory stock options, SARs, restricted stock and restricted stock units may be granted to employees, directors and consultants of the Company and any parent or subsidiary. Incentive stock options may be granted only to employees. The Administrator will determine which eligible persons will be granted awards.

Shares Available under the 2009 Plan. The maximum aggregate number of shares that currently may be awarded and sold under the 2009 Plan is 4,000,000 shares plus any shares subject to any outstanding options or similar awards granted under the 1999 Plan that subsequently expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company, up to a maximum of an additional 7,500,000 shares. The shares may be authorized, but unissued, or reacquired common stock.

Any shares subject to options or stock appreciation rights shall be counted against the 2009 Plan share pool as one share for every share subject thereto. Any awards granted on or after April 28, 2011 covering shares with a per share or per unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the 2009 Plan share pool as 1.5 shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as 1.5 shares against the 2009 Plan share pool is recycled back into the 2009 Plan, the 2009 Plan share pool shall be credited with 1.5 shares.

If an award expires without being exercised in full, or, with respect to restricted stock or restricted stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased or unissued shares (or forfeited or repurchased shares) which were subject to such awards will become available for future grant under the 2009 Plan (unless the 2009 Plan has terminated).

Upon exercise of a SAR settled in shares, the gross number of shares covered by the portion of the award so exercised will cease to be available under the 2009 Plan. Shares actually issued under the 2009 Plan will not be returned to the 2009 Plan, except that if unvested shares subject to restricted stock or restricted stock units are repurchased by the Company at their original price or forfeited to the Company due to their failure to vest, such shares will become available for future grant under the 2009 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2009 Plan. To the extent that an award under the 2009 Plan is paid out in cash, rather than shares, such cash payment will not result in reduction of the shares available for issuance under the 2009 Plan.

Prohibition on Repricings and Option or SAR Exchanges. The exercise price for an option or SAR granted under the 2009 Plan may not be reduced without the prior consent of the Company’s stockholders. This includes, without limitation, a repricing of the option or SAR as well as an option or SAR exchange program whereby the participant agrees to cancel an existing option in exchange for an option, SAR or other award.

Option and SAR Grant Limitation. The 2009 Plan provides that no participant shall be granted options and SARs to purchase more than one million shares in any fiscal year of the Company, except that a participant may be granted options and SARs covering up to two million shares in connection with his or her initial service.

Option Exercise Price. The exercise price of options granted under the 2009 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the Company’s common stock at the time of grant. Options granted under the 2009 Plan expire as determined by the Administrator, but in no event later than 10 years from date of grant. No option may be exercised by any person after its expiration. Incentive stock options granted to stockholders owning more than 10% of the voting stock of the Company must have an exercise price per share no less than 110% of the fair market value at the time of grant and the term of such option may be no more than 5 years from the date of grant. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day on or before the date the option is granted.

Exercise of Options. Options become exercisable at such times as are determined by the Administrator and are set forth in the individual option agreements. An option is exercised by giving written notice to the Company specifying the number of full shares of common stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option will be determined by the Administrator. The 2009 Plan permits payment to be made by cash, check, other shares of common stock, cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

Exercise Price and Other Terms of Stock Appreciation Rights. The Administrator, subject to the provisions of the 2009 Plan, will have complete discretion to determine the terms and conditions of SARs granted under the 2009 Plan; provided that no SAR may have a term of more than 10 years from the date of grant and that the exercise price of a SAR may not have an exercise price below 100% of the fair market value of the common stock on the grant date. No SAR can be exercised by any person after its expiration.

Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

Payment upon Exercise of Stock Appreciation Right. Any SARs will typically be settled only in shares of our common stock. At the discretion of the Administrator, however, and as set forth in the applicable SAR agreement, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof. In the event that payment to the holder of a SAR is settled in cash, the shares available for issuance under the 2009 Plan will not be diminished as a result of the settlement.

Stock Appreciation Right Agreement. Each SAR grant will be evidenced by an agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

Termination of Employment. The 2009 Plan gives the Administrator the authority to vary the terms of the individual option and SAR agreements. However, generally, if a participant ceases to provide ongoing service as an employee, director or consultant for any reason other than death or disability, then the participant will generally have the right to exercise his or her outstanding options and SARs for 3 months after the date of termination, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. If such termination is due to death or disability, the participant (or the participant’s legal representative) will have the right to exercise an existing unexercised option or SAR at any time within 12 months following the termination date, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. In no event will an option or SAR be exercisable beyond its term.

Grant of Restricted Stock. Restricted stock awards may be granted to our employees, directors or consultants, either alone, in addition to, or in tandem with other awards granted under the 2009 Plan and/or cash awards made outside of the 2009 Plan, at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to the Plan fiscal year limits, the Administrator will have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of restricted stock.

Restricted Stock Agreement. Each restricted stock grant will be evidenced by an agreement that will specify the purchase price (if any), vesting provisions, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

Restricted Stock Share Limitations. No participant will be granted, in any fiscal year of the Company, more than five hundred thousand shares of restricted stock; provided, however, that such limit will be one million shares in connection with a participant’s initial service.

Grant of Restricted Stock Units. Restricted stock units may be granted to our employees, directors or consultants at any time and from time to time as determined by the Administrator. Restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes are satisfied. For example, the Administrator may set vesting criteria based on the achievement of Company-wide, business unit, or individual goals (including continued employment), or any other basis determined by the Administrator in its discretion. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the restricted stock unit agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2009 Plan. On the date set forth in the restricted stock unit agreement, all unearned restricted stock units will be forfeited to the Company.

Restricted Stock Unit Agreement. Each restricted stock unit grant will be evidenced by an agreement that will specify such terms and conditions as the Administrator, in its sole discretion, will determine.

Restricted Stock Unit Limitation. No participant shall be granted, in any fiscal year of the Company, more than five hundred thousand restricted stock units; provided, however, that such limit shall be one million restricted stock units in connection with a participant’s initial service.

Code Section 162(m) Performance Restrictions. For purposes of qualifying grants of restricted stock or restricted stock units as “performance-based compensation” under Code Section 162(m), the Administrator, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals will be set by the Administrator on or before the latest date permissible to enable the award grants to qualify as “performance-based compensation” under Code Section 162(m). In granting awards which are intended to qualify under Code Section 162(m), the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the award under Code Section 162(m) (e.g., in determining the performance goals).

Performance Goals. The granting and/or the vesting of awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total stockholder return, (xi) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics. The objective performance criteria may be applied to either the Company as a whole, or except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles.

Non-Transferability of Awards. Unless determined otherwise by the Administrator, an award granted under the 2009 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes an award granted under the 2009 Plan transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.

Adjustments upon Change in Capitalization. The number of shares covered by each outstanding award, the shares issuable under the 2009 Plan, and price per share of common stock covered by each outstanding award and the Code Section 162(m) annual share limits shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company’s capitalization, such as a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration.

Adjustments upon Liquidation or Dissolution. In the event of a liquidation or dissolution, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide that each participant will have the right to exercise all of his or her options or SARs, including those not otherwise exercisable, until the date 10 days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award will lapse 100% and that any award vesting will accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent that an award has not been previously exercised (with respect to options and SARs) or vested (with respect to other awards), an award will terminate immediately prior to the consummation of such proposed action.

Transfer of Control.

Options and SARs. In the event of a merger with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or SAR will be assumed or an equivalent option or SAR substituted by the successor corporation or any parent or subsidiary of the successor corporation. If such options or SARs are not assumed, the participant will be notified that the option or SAR will be fully exercisable for 15 days from the date of such notice, and the option or SAR will terminate upon the expiration of such period, or such earlier date as specified in the award agreement.

Restricted Stock and Restricted Stock Units. In the event of a merger with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding restricted stock and restricted stock unit award will be assumed or an equivalent restricted stock or restricted stock unit award substituted by the successor corporation or any parent or subsidiary of the successor corporation. If such restricted stock or restricted stock unit award is not assumed, the participant will fully vest in such awards including as to shares of common stock which would not otherwise be vested, and all restrictions will lapse immediately prior to the closing date of the transaction.

Amendment or Termination of the 2009 Plan. The Administrator may amend, alter, suspend or terminate the 2009 Plan or any part thereof from time to time, except that stockholder approval will be required for any amendment to the 2009 Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2009 Plan may impair the rights of any participant without their written consent. In any event, the 2009 Plan will terminate 10 years from its original adoption by the Board.

Number of Awards Granted to Employees, Directors and Consultants

Subject to the annual numerical limits, the number of awards that an employee, director or consultant may receive under the 2009 Plan is determined at the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options and SARs granted under the 2009 Plan during fiscal year 2010, (ii) the average per share exercise price of such options and (iii) the aggregate number of shares granted subject to restricted stock and restricted stock units.

Name of Individual or Group	Number of Options and SARs Granted	Average Per Share Exercise Price	Shares of Restricted Stock, and Restricted Stock Units Granted
E. Thomas Hart	300,000	$2.78	17,356
Andrew J. Pease	200,000	$2.78	4,959
Ajith Dasari	75,000	$2.78	4,463
Ralph S. Marimon	70,000	$2.78	4,959
Timothy Saxe	75,000	$2.78	4,835
All executive officers, as a group	865,000	$2.78	44,630
All directors who are not executive officers, as a group	44,000	$2.78	7,497
All employees who are not executive officers, as a group	1,739,250	$2.79	169,834

Federal Income Tax Information

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is generally similar to nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than 2 years after the grant date and more than 1 year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the 2 or 1 year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for the Company; Code Section 162(m). The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer (i.e., its principal executive officer) and to each of its 3 most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2009 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2009 Plan has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Code Section 409A. Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than 6 months after such officer’s separation from service.

Awards granted under the 2009 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2009 PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), an independent registered public accounting firm, to audit QuickLogic’s consolidated financial statements for the fiscal year ending January 1, 2012 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

Representatives of PricewaterhouseCoopers are expected to be present at the 2011 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to QuickLogic by PricewaterhouseCoopers during Fiscal Year 2010

PricewaterhouseCoopers, the Company’s independent registered public accounting firm, billed QuickLogic for the following professional services:

	Fiscal Years
	2010	2009
Audit fees	$567,494	$648,000
Audit-related fees	$—	$—
Tax fees	$42,139	$42,000
All other fees	$1,700	$1,700

The Audit Committee pre-approved all services and fees provided by PricewaterhouseCoopers during fiscal years 2010 and 2009.

Descriptions of fees billed are as follows:

Audit Fees

Audit fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers: (i) for the audit of QuickLogic’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and reviews of QuickLogic’s unaudited condensed consolidated interim financial statements for fiscal years 2010 and 2009, totaling $567,494 and $564,000, respectively; and (ii) in connection with the review of the Registration Statement on Form S-8, the Registration Statement on Form S-3 and the Prospectus Supplement filed by the Company with the SEC during fiscal year 2009 for $84,000.

Tax Fees

Tax fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning for the fiscal years 2010 and 2009.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers other than those described above. In fiscal years 2010 and 2009, these amounts include fees for accounting library software.

Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.

The Audit Committee must approve all audit-related and permitted non-audit services to be performed by the independent auditors prior to the commencement of such services. The Audit Committee approves such services by PricewaterhouseCoopers on the basis that the services are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. PricewaterhouseCoopers presents a fee proposal to the Audit Committee at mid-year for review. The approved fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) must be approved by the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of PricewaterhouseCoopers as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 1, 2012.

Recommendation of the Audit Committee of the Board of Directors

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS QUICKLOGIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2012.

REPORT OF THE AUDIT COMMITTEE

This section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of three members and operates under such written charter.

Membership of the Audit Committee

Beginning on February 24, 2010, and throughout the remainder of fiscal year 2010, the Audit Committee consisted of Michael R. Farese, Arturo Krueger and Christine Russell. Ms. Russell became Chairman of the Committee in April 2006. Messrs. Farese and Krueger, as well as Ms. Russell, have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Global Market’s listing standards.

Audit Committee Financial Expert

As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Ms. Russell has the qualifications to be our “Audit Committee Financial Expert”, as defined in the SEC rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Global Market for membership on an audit committee.

Role of the Audit Committee

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Committee’s responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company’s stockholders and compensate the independent registered public accounting firm. However, the members of the Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee held six meetings during 2010. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic’s independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plans for their audits and met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic’s internal controls. The purpose of the Audit Committee is to fulfill the Board of Director’s oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2010 and thereafter, the Audit Committee reviewed and discussed, among other things:

•	results of the 2009 independent audit of the financial statements and review of the Annual Report on Form 10-K and Proxy Statement;

•	issues regarding accounting, administrative and operating matters noted during the 2009 audit;

•	requirements and responsibilities for audit committees;

•	QuickLogic’s significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;

•	the quarterly and annual procedures performed by our independent registered public accounting firm;

•	the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

•

the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

•	the quarterly consolidated unaudited financial statements and filings with the SEC;

•	related party transactions; and

•	other matters concerning QuickLogic’s accounting, financial reporting and potential conflicts of interest.

Review of QuickLogic’s Audited Financial Statements for the Fiscal Year Ended January 2, 2011

The Audit Committee reviewed and discussed the 2010 audited financial statements and the Company’s internal control over financial reporting with management and the independent registered public accounting firm. Specifically, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AV Section 380). In addition, the Audit Committee discussed with the independent registered public accounting firm, the firm’s independence from management and QuickLogic, including the matters covered by the letter received by QuickLogic from the independent registered public accounting firm as required by the applicable requirements of the Public Company Accounting Oversight Board.

In March 2011, the Audit Committee reviewed QuickLogic’s audited financial statements and footnotes for inclusion in QuickLogic’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011 and the Company’s internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 2, 2011, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Christine Russell, Chairman (member since June 2005, Chairman since April 2006)

Michael R. Farese (member since February 24, 2010)

Arturo Krueger (member since February 24, 2010)

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

QuickLogic’s compensation program is overseen and administered by the Compensation Committee (the “Committee”), which is comprised entirely of independent directors as determined in accordance with various SEC, Nasdaq and Internal Revenue Code rules. The Committee ensures that the total compensation paid to the Company’s named executive officers (“NEOs”) is fair, reasonable and competitive. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at http://ir.quicklogic.com.

Compensation Philosophy and Objectives

The executive compensation programs and practices of the Company are designed to, among other things:

•

attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the technology industry;

•

motivate executive officers to achieve the Company’s business objectives through the use of an incentive compensation plan based on those objectives that ties incentive compensation to threshold performance levels and that rewards the achievement of performance exceeding objectives;

•	reward achievement of the Company’s short-term and long-term goals;

•

align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of cash compensation dependent upon the achievement of business objectives; and

•	discourage executives from exposing the Company to excessive risk.

Elements of Executive Compensation

The key elements of the compensation program for our NEOs are:

•	base salary;

•	performance-based incentive cash compensation earned based on achieving corporate objectives under our 2005 Executive Bonus Plan; and

•	stock-based incentive compensation programs.

The Committee sets base salary with the goal of attracting highly qualified NEOs and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform and the skills and experience they bring to the Company. The Committee sets target cash incentive compensation and performance objectives to motivate our NEOs to achieve the performance objectives. The Committee grants our NEOs equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash incentive performance objectives are aligned with creating stockholder value and that our equity incentives also align the interests of our NEOs and our stockholders while not encouraging our NEOs to expose the Company to excessive risk. In setting individual compensation levels for our NEOs, the Committee considers competitive market forces such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance and relative internal pay; and quantitative factors relating to corporate and individual performance. The determination is not based on any single performance factor, nor does it specifically assign relative weights to factors; rather, a mix of factors is considered and individual performance is evaluated against that mix.

We have change of control arrangements with each of our NEOs. These arrangements are designed to provide our NEOs with certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail under the heading “Change of Control Agreements” below. The Board has determined that such payments and benefits are necessary to attract and retain our NEOs.

The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company’s compensation program.

Cash-Based Compensation

NEO total target cash compensation consists of base salary and performance-based incentive compensation. The Committee determines the target cash compensation of the Chief Executive Officer and reviews and approves the target cash compensation for each of the Company’s other NEOs.

In 2010, target executive cash compensation and each component of a NEO’s compensation was considered relative to a competitive market position based on executive compensation survey information for technology public companies with less than $50 million of revenue and other relevant information. The Committee reviewed survey information for public companies since the companies in these surveys compete for executives with the skill sets, experience and other qualifications that are closely aligned with the executive qualifications sought by the Company. The surveys used in 2010 were provided by Radford Surveys + Consulting (“Radford”), a business unit of Aon Consulting that provides compensation surveys and consulting to the technology and life sciences industries.

The Committee set base salaries and target incentive cash compensation for our NEOs that were within the range of total target cash compensation reported in the Radford survey. Total cash compensation was targeted at the midpoint of the range in the survey as an initial reference point. The base salary and target incentive cash compensation for each NEO is then based on individual performance and contribution as well as numerous other factors, consistent with the Committee’s objective of attracting and retaining talented executive officers. In past years, these factors have included experience, market competitiveness for the talent in a similar role, company performance, internal pay relativities, the ability to affect Company performance as well as individual factors and needs. Actual cash compensation did not materially deviate from the range in the Radford Global Technology Survey.

Under our 2005 Executive Bonus Plan (the “Bonus Plan”), our NEOs participate in a performance-based cash incentive compensation plan consisting of bonus incentive compensation. Our Bonus Plan is a pay for performance plan that places incentive compensation at risk. Certain performance thresholds must be achieved before our NEOs earn incentive compensation under the Bonus Plan payouts. In addition, the Bonus Plan increases bonus incentive awards when performance exceeds Bonus Plan objectives. Under the Bonus Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain quarterly performance goals and objectives relating to the Company. We have designed our Bonus Plan with the intent of encouraging NEOs to rise to a high level of performance and to motivate performance in line with the Company’s approved operating plan. Further, our Bonus Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve or exceed the Company’s objectives, and to reward achievement of the Company’s short-term and long-term business goals.

At the Committee’s direction, the Company continued to work with Radford to identify and create a specific peer group for executive compensation purposes. In December 2010, based on the review and recommendations presented by Radford, the Committee established the criteria for and selected twenty publicly traded semiconductor component and capital equipment companies with annual revenue below $100,000,000 and market values generally less than $500,000,000 to form the peer group to be used by the Committee in 2011 when evaluating executive compensation, Board of Director compensation and equity trends. The Compensation Peer Group established by the Committee for the 2011 fiscal year is as follows:

Adept Technologies	Mattson Technology
Advanced Analogic Technologies	MEMSIC
Aware	Microtune
AXT	MIPS Technologies
Cascade Microtech	MOSYS
Cyberoptics	Netlist
FSI International	PLX Technology
GSI Technology	Rubicon Technology
Immersion	Supertex
Inphi	Ultratech

As part of the ongoing succession planning practices of the Board, effective January 3, 2011, Mr. Hart assumed the newly created position of Executive Chairman of the Board and Mr. Pease became the Company’s President and Chief Executive Officer. The Committee engaged Radford to examine the compensation practices of technology companies that report having both a Chief Executive Officer and an Executive Chairman of the Board. Market data was analyzed, examining both the actual amount of compensation provided and the compensation as a percent of Chief Executive Officer pay. Based on the findings, the Committee determined there should be no change in Mr. Hart’s total compensation at this time since Mr. Hart will continue to be highly involved with the Company as Executive Chairman of the Board and will have significant involvement with the Company over the initial nine to twelve months to facilitate a smooth transition and to mentor Mr. Pease in his capacity as a first time public company Chief Executive Officer. The expectation is that as Mr. Pease gains more experience as the Company’s Chief Executive Officer, the expected time commitment from the Executive Chairman of the Board will decrease and pay levels will be reviewed and adjusted accordingly. In February 2011, the Committee examined the compensation practices of the Compensation Peer Group and set base salaries and target incentive cash compensation for our NEOs that were within the range of total target cash compensation reported in the Compensation Peer Group. Total cash compensation was targeted at the twenty-fifth percentile of the range in the survey as an initial reference point. The base salary and target incentive cash compensation for each NEO was then based on individual performance and contribution as well as numerous other factors, consistent with the Committee’s objective of attracting and retaining talented executive officers.

In 2010, the total target cash compensation of our NEOs was:

Name	Base Salary	Bonus	Bonus as a Percentage of Base	Total Cash Compensation
E. Thomas Hart	$350,000	$75,250	22%	$425,250
Andrew J. Pease	$250,000	$55,000	22%	$305,000
Ajith Dasari	$180,000	$31,500	18%	$211,500
Ralph S. Marimon	$200,000	$30,000	15%	$230,000
Timothy Saxe	$195,000	$43,875	23%	$238,875

The Committee establishes quarterly and annual performance goals and objectives for the Bonus Plan. Upon the recommendation of management to conserve cash, the Committee did not establish target bonuses and performance objectives for the first half of 2010. On May 4, 2010, the Committee established the 2010 target bonuses and performance objectives under the Bonus Plan for the second half of 2010. The Committee determined that the primary business objective for the second half of 2010 was to achieve the total revenue and new product revenue objectives targeted in the Company’s annual operating plan. New product revenue growth is an important objective due to the strategic importance of our new products and the markets they serve. Accordingly, the Committee determined that 100% of each NEO’s target bonus incentive compensation would be dependent upon the Company’s achievement of the total revenue and new product revenue objectives for the second half of the year as set forth in the Company’s annual operating plan for participants to earn any bonus. In the event both of these objectives were met, bonuses for the second half of the year would be calculated based on the Company’s successful execution against strategically significant, project-based objectives, as measured at the close of fiscal year 2010. Bonuses ranged from 0% to 100% of the target annual bonus amounts. The Chief Executive Officer’s target bonus for the second half of 2010 was 22% of his annual base salary and each of the other NEOs had a target bonus for the second half of 2010 equal to 15% to 23% of his annual base salary.

2010 Bonus Incentive Compensation Results

Achieving the new product revenue goal in our annual operating plan was our most important strategic objective for the year. New product revenue was below the threshold level required to earn bonus incentive compensation for this objective. As a result, there were no bonus incentive payouts during 2010 for our NEOs.

2011 Bonus Incentive Compensation

On February 11, 2011, the Committee established the target bonuses and performance objectives under the Bonus Plan for 2011. Target bonus compensation for 2011 is dependent upon the Company’s achievement of the new product revenue, new product penetration and non-GAPP operating income objectives for the year as set forth in the Company’s annual operating plan for NEOs to earn any bonus. Annual non-GAAP operating income goals must be achieved in order for bonuses to be paid. Quarterly progress payments may be made only in the event that the Company’s non-GAAP operating income is greater than $0 after taking into consideration payment of quarterly bonus amounts to all Plan participants. Bonuses may range from 0% to 100% of the target annual bonus amounts. The Chief Executive Officer’s target bonus for 2011 is currently 50% of his annual base salary and each of the other NEOs has a target bonus for 2011 currently equal to 40% to 45% of his annual base salary.

Stock-Based Compensation

The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders. The Committee may, however, grant immediately vested equity awards to our NEOs in lieu of cash compensation or for other reasons.

Our NEOs generally receive a stock option, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee determines the equity awards made to the Chief Executive Officer in light of executive compensation survey information for similarly sized technology companies, publicly available information on other technology companies, and the relative size of our other NEO grants. The Committee also takes into consideration the Chief Executive Officer’s relative responsibility, performance and anticipated future contribution to Company performance. The Committee receives recommendations from the Chief Executive Officer on the amounts and terms of equity compensation to be awarded to the other NEOs. The Chief Executive Officer’s recommendations are based on individual position, responsibilities, performance, compensation surveys and other publicly available information in addition to each NEO’s anticipated future performance, responsibilities and potential impact on Company results. The Committee takes these factors into account when approving such awards.

The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior option grants, in determining the size of option grants to each of our NEOs. Stock options are granted with an exercise price per share equal to the closing market price of the Company’s common stock on the date of grant. In 2010, the Committee, following the above procedures, granted 10-year stock options to our NEOs that vest over a four year period. Each officer must remain employed on the vesting date to vest in the option. Equity incentive grants to our NEOs in 2010 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table of this Proxy Statement.

During the first two quarters of 2010, in connection with a Company-wide cash conservation measure, the majority of our employees, including each of our NEOs, experienced a 10% cash reduction in base salary, except for our Chief Executive Officer who elected to receive a 20% cash reduction in base salary. The reduction in base salary was applied to all pay periods during the first and second quarters of 2010. On February 11, 2010, in lieu of receipt of cash compensation, each participating employee, including each of our NEOs, except for the Chief Executive Officer, received a grant of RSUs equal in value to 10% of his or her base salary for the first half of the year increased by a factor of 1.2. Our Chief Executive Officer received RSUs equal in value to 20% of his base salary for all pay periods in the first and second quarters of 2010 increased by a factor of 1.2. These RSUs vested in full on May 11, 2010. The stock received by our participating employees and NEOs upon the vesting of the RSUs was net of applicable payroll tax withholding and deductions.

We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers or employees are not allowed to margin the Company’s securities, use the Company’s securities as collateral to purchase the Company’s securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company’s securities.

CEO Compensation

In 2010, the Compensation Committee determined the Chief Executive Officer’s total compensation based on similar competitive compensation data as that used for other executive officers at comparable companies, the Committee’s assessment of his past performance and the Committee’s expectations as to his future contributions to QuickLogic. Mr. Hart’s base salary decreased to $312,308 in 2010 due to a voluntary 20% reduction in base salary for all pay periods in the first and second quarters of 2010. Mr. Hart did not earn incentive compensation during 2010. In June 2010, the Committee granted Mr. Hart an option to purchase 300,000 shares of common stock exercisable at $2.78 per share, which vests over four years, and on February 11, 2010, the Committee granted Mr. Hart 17,356 RSUs in connection with the Company’s cash conservation measure described above.

Executive Perquisites

The Company’s NEOs are eligible to participate in the Company’s 401(k) Plan, the Company’s stockholder approved equity incentive plans and other benefits available generally to other employees of the Company. The maximum amount of disability benefits per month is higher for our NEOs than it is for our other employees, which incremental amounts are included in column (i) of the Summary Compensation Table below. With the exception of Messrs. Dasari and Marimon, each of our NEOs receives a car allowance. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits other than nominal gifts.

Tax Considerations

Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per year. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carryforward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies

Either the Board of Directors or the Compensation Committee of the Board of Directors may grant stock options or other equity awards to our NEOs. All of the grants made to date are in the form of fully vested RSUs granted in connection with the Company’s cash conservation measures or stock options. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion or for individual performance. Our Chief Executive Officer recommends the timing, size and terms of equity awards for NEOs other than himself. Individual grants are based on position, individual performance, expected contribution and market data for similar positions, if available. In addition to the February 2010 grant of RSUs in lieu of cash compensation described above, each of our NEOs received a stock option refresh grant in June 2010.

The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that stock options shall be granted on: (i) the second and fourth Thursdays of the Company’s fiscal month (each a “Regular Grant Date”), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established by the Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous written consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

MEMBERS OF THE COMPENSATION COMMITTEE

Gary H. Tauss (Chairman since September 2004)

Michael J. Callahan (member since February 24, 2010)

Christine Russell (member since February 24, 2010)

SUMMARY COMPENSATION TABLE

For Fiscal Years Ended January 2, 2011, January 3, 2010, and December 28, 2008

The following table sets forth 2010, 2009 and 2008 compensation information for: (i) the Chief Executive Officer; (ii) the President; (iii) the Chief Financial Officer; and (iii) two other executive officers of QuickLogic, who, based on their total compensation, were the most highly compensated in 2010 (collectively, the “Named Executive Officers” or “NEOs”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensa- tion ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)(4)	All Other Compensa- tion ($)(5)	Total ($)
Current Officers:

E. Thomas Hart(6)	2010	$312,308	$—	$42,002	$479,640	$—	$—	$13,200	$847,150
Chief Executive Officer & Chairman of the Board	2009	$317,692	$—	$38,770	$256,560	$—	$—	$13,360	$626,382
	2008	$341,250	$—	$41,323	$95,100	$39,542	$—	$13,360	$530,575

Andrew J. Pease(7)	2010	$212,308	$—	$12,001	$319,760	$—	$—	$9,000	$553,069
President	2009	$190,769	$—	$11,077	$171,040	$—	$—	$9,102	$381,988
	2008	$195,000	$—	$26,201	$47,550	$26,361	$—	$9,118	$304,230

Ajith Dasari	2010	$170,308	$—	$10,800	$104,273	$—	$—	$—	$285,381
Vice President, Worldwide Engineering

Ralph S. Marimo(8)	2010	$189,231	$—	$12,001	$111,916	$—	$—	$—	$313,148
Vice President, Finance & Chief Financial Officer	2009	$190,769	$—	$11,007	$68,416	$30,000	$—	$118	$300,310
	2008	$38,462	$—	$—	$71,325	$12,692	$—	$27	$122,506

Timothy Saxe	2010	$184,500	$—	$11,701	$119,910	$—	$—	$9,000	$325,111
Senior Vice President & Chief Technology Officer	2009	$186,000	$—	$10,800	$102,624	$—	$—	$9,099	$308,523
	2008	$190,125	$—	$23,281	$35,663	$22,407	$—	$9,113	$280,589

(1)	The amounts in column (e) reflect the dollar amount of restricted stock units (RSUs) awarded to each NEO in lieu of cash compensation, less applicable withholding taxes and deductions.

(2)

The amounts in column (f) reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of the awards are set forth under Note 11 to our consolidated financial statements entitled “Stock-based compensation” in our Annual Report on Form 10-K for fiscal year 2010, filed with the SEC on March 11, 2011. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(3)

The amounts in column (g) reflect the cash awards paid to or earned by the NEOs under the 2005 Executive Bonus Plan, which is discussed in further detail in this Proxy Statement under the heading “Cash-Based Compensation.”

(4)	The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.

(5)	The amount shown in column (i) reflects for each NEO:

•	An automobile allowance (Messrs. Dasari and Marimon do not receive automobile allowances);

•	The value of disability insurance beyond the value offered to other employees; and

•	The value of nominal holiday gifts, if any.

No NEO received perquisites exceeding $10,000 in 2010, 2009 or 2008.

(6)	Effective January 3, 2011, Mr. Hart became the Company’s Executive Chairman of the Board.

(7)	Effective January 3, 2011, Mr. Pease became the Company’s President and Chief Executive Officer.

(8)	Mr. Marimon joined the Company on October 13, 2008.

No NEO had tax planning or other reimbursable personal expenses.

The Company does not provide the NEOs with perquisites or personal benefits during or after the NEO’s employment, other than nominal gifts, except as disclosed in this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended January 2, 2011

The following table sets forth, for the fiscal year ended January 2, 2011, certain information regarding incentive awards granted to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(3,4)
E. Thomas Hart	02/11/2010	$0	$75,250	$150,500	—	—	—	17,356	—	—	$42,002
	06/10/2010	—	—	—	—	—	—	—	300,000	$2.78	$479,640

Andrew J. Pease	02/11/2010	$0	$55,000	$110,000	—	—	—	4,959	—	—	$12,001
	06/10/2010	—	—	—	—	—	—	—	200,000	$2.78	$319,760

Ajith Dasari	02/11/2010	$0	$31,500	$63,000	—	—	—	4,463	—	—	$10,800
	06/10/2010	—	—	—	—	—	—	—	75,000	$2.78	$104,273

Ralph S. Marimon	02/11/2010	$0	$30,000	$60,000	—	—	—	4,959	—	—	$12,001
	06/10/2010	—	—	—	—	—	—	—	70,000	$2.78	$111,916

Timothy Saxe	02/11/2010	$0	$43,875	$87,750	—	—	—	4,835	—	—	$11,701
	06/10/2010	—	—	—	—	—	—	—	75,000	$2.78	$119,910

(1)

The amounts shown in column (c) reflect the estimated minimum payments that could be earned by a NEO under our Bonus Plan for the second half of 2010. The amounts shown in column (e) are 100% of target incentive compensation for fiscal year 2010, which is the estimated maximum amount which could have been earned by a NEO under our Bonus Plan. These amounts are based on the NEO’s 2010 target incentive compensation.

(2)

Fully vested RSUs awarded to NEOs during 2010 are reported in column (i). During the first and second quarters of 2010, in connection with a Company-wide cash conservation measure, each NEO experienced a 10%, and in the case of our CEO a 20%, cash reduction in base salary. The reduction in base salary was applied to the pay periods in the first and second quarters of 2010. On February 11, 2010, in lieu of receipt of cash compensation, each of our NEOs received a grant of RSUs equal in value to 10%, or in the case of our CEO 20%, of his base salary increased by a factor of 1.2. These RSUs vested on May 11, 2010. The vested RSUs were received net of applicable payroll tax withholding and deductions.

(3)

Stock option grants awarded to NEOs during 2010 are reported in columns (j), (k) and (l). Such grants have a 10-year life and vest 25% one year after the date of grant and 1/48th per month of service thereafter. Each NEO received a refresh stock option grant on June 8, 2010 with an exercise price equal to $2.78 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on the grant date. The Compensation Committee of the Board of Directors approved the grants on June 10, 2010.

(4)

The amounts in column (l) reflect the aggregate grant date fair value dollar amount of stock awards and option awards granted during 2010 computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010

The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of January 2, 2011:

		Option Awards					Stock Awards
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
E. Thomas Hart	(2)	—	300,000	—	$2.78	6/9/2020	—	—	—	—
	(3)	125,000	175,000	—	$1.63	4/8/2019	—	—	—	—
	(4)	108,333	91,667	—	$0.90	10/22/2018	—	—	—	—
	(5)	173,437	51,563	—	$4.17	11/7/2017	—	—	—	—
		180,000	—	—	$3.02	11/20/2016	—	—	—	—
		240,000	—	—	$2.75	10/27/2014	—	—	—	—
		200,000	—	—	$2.12	12/3/2012	—	—	—	—
		150,000	—	—	$4.08	2/18/2012	—	—	—	—
	(6)	33,334	—	—	$5.50	4/16/2011	—	—	—	—
		366,666	—	—	$4.66	4/16/2011	—	—	—	—
Andrew J. Pease	(2)	—	200,000	—	$2.78	6/9/2020	—	—	—	—
	(3)	83,333	116,667	—	$1.63	4/8/2019	—	—	—	—
	(4)	54,166	45,834	—	$0.90	10/22/2018	—	—	—	—
	(5)	57,812	17,188	—	$4.17	11/7/2017	—	—	—	—
		25,000	—	—	$3.02	11/21/2016	—	—	—	—
		200,000	—	—	$2.85	11/8/2016	—	—	—	—
Ajith Dasari	(2)	—	75,000	—	$2.78	6/9/2020	—	—	—	—
	(3)	29,166	40,834	—	$1.63	4/8/2019	—	—	—	—
	(4)	27,083	22,917	—	$0.90	10/22/2018	—	—	—	—
	(5)	26,979	8,021	—	$4.17	11/7/2017	—	—	—	—
		25,000	—	—	$3.02	11/21/2016	—	—	—	—
		35,000	—	—	$2.83	8/29/2016	—	—	—	—
		15,000	—	—	$3.00	5/25/2014	—	—	—	—
		833	—	—	$1.95	11/21/2012	—	—	—	—
		50,000	—	—	$2.50	7/16/2012	—	—	—	—
Ralph S. Marimon	(2)	—	70,000	—	$2.78	6/9/2020	—	—	—	—
	(3)	33,333	46,667	—	$1.63	4/8/2019	—	—	—	—
	(4)	81,250	68,750	—	$0.90	10/22/2018	—	—	—	—
Timothy Saxe	(2)	—	75,000	—	$2.78	6/9/2020	—	—	—	—
	(3)	50,000	70,000	—	$1.63	4/8/2019	—	—	—	—
	(4)	40,625	34,375	—	$0.90	10/22/2018	—	—	—	—
	(5)	57,812	17,188	—	$4.17	11/7/2017	—	—	—	—
		75,000	—	—	$3.02	11/20/2016	—	—	—	—
		100,000	—	—	$3.00	5/25/2014	—	—	—	—
		100,000	—	—	$2.12	12/3/2012	—	—	—	—
		100,000	—	—	$4.08	2/18/2012	—	—	—	—
		200,000	—	—	$6.04	4/30/2011	—	—	—	—

(1)	The Company has historically granted options with service vesting.

(2)	These options vest 25% one year after June 9, 2010 and 1/48th per month of service thereafter.

(3)	These options vest 25% one year after April 8, 2009 and 1/48th per month of service thereafter.

(4)	These options vest 25% one year after October 22, 2008 and 1/48th per month of service thereafter.

(5)	These option vest 6.25% three months after November 7, 2007 and 1/48th per month of service thereafter.

(6)

During 2006, the Board of Directors approved an amendment to this option, increasing the exercise price of 33,334 shares to $5.50 per share from $4.66 per share to eliminate exposure to additional tax liability under Internal Revenue Code Section 409A.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended January 2, 2011

None of our NEOs exercised option awards during fiscal year 2010. The following table sets forth the number of stock awards each of our NEOs vested in during fiscal year 2010:

Name	Stock Awards: Number of Shares Acquired on Vesting (#)	Stock Awards: Value Realized on Vesting ($)(1)
E. Thomas Hart	17,356	$56,233
Andrew J. Pease	4,959	$16,067
Ajith Dasari	4,463	$14,460
Ralph S. Marimon	4,959	$16,067
Timothy Saxe	4,835	$15,665

(1)

The Value Realized on Vesting for Stock Awards equals the fair market value of the Company’s common stock on the vesting date, multiplied by the number of shares that vested on that date. The stock awards vested on May 11, 2010. The fair market value of the Company’s common stock on May 11, 2010 was $3.24 per share.

Equity Compensation Plan Summary

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

i.	All compensation plans previously approved by security holders; and

ii.	All compensation plans not previously approved by security holders.

As of March 7, 2011, there were 7,406,117 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $2.75, and with a weighted average remaining life of 6.2 years. There were no shares subject to outstanding restricted stock and restricted stock unit awards that remain subject to forfeiture. As of March 7, 2011, there were 1,684,379 shares available for future issuance under those plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of January 2, 2011 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of January 2, 2011 (3)
Equity compensation plans approved by stockholders	8,068,963	$2.74	3,494,967
Equity compensation plans not approved by stockholders	—	—	—

(1)	This number includes options outstanding under our 2009 and 1999 Stock Plans.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(3)

This number includes 1,541,879 shares currently available for future grant under our 2009 Stock Plan and 1,953,088 shares currently available for future issuance under our 2009 Employee Stock Purchase Plan (collectively, the “2009 Plans”).

Post Employment and Change of Control Compensation

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of his equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance or retirement. The Compensation Committee may decide to approve such payments in the future.

Change of Control Agreements

Prior to 2004, the Board of Directors authorized the Company to enter into change of control severance agreements (“Change of Control Agreements” or “Agreements”) with Messrs. Hart and Saxe. In December 2005 and 2006 and in September 2007, these Agreements were reviewed by the Compensation Committee of the Board of Directors. In November 2006, QuickLogic entered into a Change of Control Agreement with Mr. Pease and in October 2008, the Company entered into Change of Control Agreements with Messrs. Dasari and Marimon. The Company’s standard form of Change of Control Agreement is attached as an exhibit to our annual report on Form 10-K for the period ended December 30, 2007. The Agreements provide that if QuickLogic experiences a change of control, as defined in the Agreements, and such executive officer’s employment with the Company terminates as a result of an “Involuntary Termination” within three months prior to or twelve months following the change of control, QuickLogic will provide the following to the executive officer:

•

A cash payment equal to 100% of his or her annual cash compensation (including 100% of the target incentive compensation for the year) plus 100% of any bonus and incentive compensation declared prior to the date of any such termination, except that Mr. Hart’s agreement provides a cash payment equal to 200% of his annual cash compensation.

•

The same level of health coverage and benefits, including but not limited to health, dental and vision coverage, as in effect on the day before such termination, for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination, except that Mr. Hart’s agreement provides for twenty-four months.

•	Acceleration of outstanding equity awards.

The terms of the Change of Control Agreements also provide:

•

In the event that the severance and other benefits provided for or otherwise payable to the executive officer (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the executive officer’s change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

•	That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the agreement.

•

That the executive officers shall be entitled to the benefits provided they sign a general release of claims substantially the same as the form included in the Company’s standard Change of Control Agreement.

•

Involuntary Termination is defined as (i) without the individual’s express written consent, a significant reduction of the individual’s duties, position or responsibilities relative to the individual’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) without the individual’s express written consent, a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) without the individual’s express written consent, a reduction by the Company of the individual’s base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) without the individual’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual’s overall benefits package is significantly reduced; (v) without the individual’s express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors, as defined in the Change of Control Agreement.

The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors, executive officers and general counsel for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

The following table describes the severance benefits which are owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon current target cash compensation and in-the-money unvested equity awards outstanding for each individual at January 2, 2011. Other benefits include insurance premiums and automobile allowance.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits	Equity Awards (Stock Options and RSUs)
E. Thomas Hart	$700,000	$150,500	$26,400	$2,570,815
Andrew J. Pease	$250,000	$55,000	$9,000	$1,589,902
Ajith Dasari	$180,000	$31,500	$—	$617,547
Ralph S. Marimon	$200,000	$30,000	$—	$863,397
Timothy Saxe	$195,000	$43,875	$9,000	$842,620

Compensation of Non-Employee Directors

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the directors of the Company other than the Chief Executive Officer for the fiscal year ended January 2, 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards (4) ($)(5)	Non-equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
Current Directors:

Michael J. Callahan	$23,950	$4,031	$11,192	—	—	—	$39,173
Michael R. Farese	$24,650	$3,952	$15,988	—	—	—	$44,590
Arturo Krueger	$29,500	$5,325	$15,988	—	—	—	$50,813
Christine Russell	$27,350	$4,501	$15,988	—	—	—	$47,839
Gary H. Tauss	$24,800	$4,278	$11,192	—	—	—	$40,270

(1)

E. Thomas Hart, the Company’s Chairman of the Board and Chief Executive Officer throughout 2010 and the Company’s Executive Chairman of the Board since January 3, 2011, is not included in this table as he is an employee of the Company and therefore receives no compensation for his service as a director. The compensation received by Mr. Hart as an employee of the Company is shown in the Summary Compensation Table in this Proxy Statement.

(2)

All directors who are not employees of the Company receive an annual retainer of $20,000 for serving as a director of the Company. The Chairman of the Audit Committee, Chairman of the Compensation Committee and our Audit Committee financial expert receive additional annual retainers of $3,000, $2,000 and $3,000, respectively. Other members of the Audit Committee and Compensation Committee receive additional annual retainers of $1,500. Only one retainer per committee is earned by each director. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging and related expenses incurred in attending Board of Director and committee meetings. Non-employee directors who reside outside of North America and non-employee directors who reside domestically receive a fee of $2,500 and $1,000, respectively, for each Board of Director, Audit Committee or Compensation Committee meeting attended in person, $500 for each Board of Director meeting attended by phone conference and $300 for each Audit Committee or Compensation Committee meeting attended by phone conference, with a maximum of one meeting fee per day.

(3)

In connection with the Company’s cash conservation program, each of our directors received a grant of fully vested RSUs in lieu of cash compensation equal to 20% of his/her base compensation payable for each of the first and second quarters of fiscal year 2010, multiplied by a factor of 1.2.

(4)

During 2010, our directors received the following options to purchase common stock of the Company. Each option has a 10-year life, with an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on the grant date. The options granted to each director were refresh option grants which were approved by the Board on June 10, 2010 with a grant date of June 10, 2010, pursuant to our policy for the equity compensation of directors, and vest monthly over a one-year period. Our directors receive an annual refresh stock option grant of 7,000 shares for their service on the Board. The options granted to Messrs. Farese and Krueger and Ms. Russell also include 3,000 shares for their service on our Audit Committee.

Name	Number of Securities Underlying Options Granted	Exercise Price per Share ($)	Expiration Date	Grant Date Fair Value of Stock Options ($)(*)
Michael J. Callahan	7,000	$2.78	6/10/2020	$11,192
Michael R. Farese	10,000	$2.78	6/10/2020	$15,988
Arturo Krueger	10,000	$2.78	6/10/2020	$15,988
Christine Russell	10,000	$2.78	6/10/2020	$15,988
Gary H. Tauss	7,000	$2.78	6/10/2020	$11,192

*	The amounts in this column reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions.

(5)

The amounts in column (d) reflect the aggregate grant date fair value dollar amount of option awards computed in accordance with FASB ASC Topic 718. As of January 2, 2011, each of our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Mr. Callahan, 88,000; Mr. Farese, 52,000; Mr. Krueger, 83,000; Ms. Russell, 85,000; and Mr. Tauss, 101,000.

(6)	The Company does not have a defined benefit pension plan or a deferred compensation program.

QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

Security Ownership

The following table sets forth certain information regarding our common stock beneficially owned as of March 7, 2011 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic’s common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of March 7, 2011 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic’s directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 38,309,051 shares of common stock outstanding as of March 7, 2011.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options(1)	Total Number(2)	Percent
E. Thomas Hart	1,237,186	1,355,032	3.43%
Michael J. Callahan	79,833	86,980	*
Michael R. Farese	10,126	13,126	*
Arturo Krueger	81,333	84,075	*
Christine Russell	83,333	87,673	*
Gary H. Tauss	93,833	106,435	*
Andrew J. Pease	451,560	165,875	*
Ajith Dasari	165,875	83,750	*
Ralph S. Marimon	83,750	480,581	1.24%
Timothy Saxe	545,936	562,451	1.45%
All executive officers and directors as a group (13 persons)	2,832,765	3,025,978	7.35%

*	Less than 1% of the outstanding common stock.

(1)	This column includes shares issuable pursuant to options exercisable within 60 days of March 7, 2011, which is May 6, 2011.

(2)	This column consists of outstanding shares plus the options set forth in the previous column.

TRANSACTIONS WITH RELATED PERSONS

The Company has entered into Change of Control Agreements with its NEOs and other executive officers. These are discussed under “Post Employment and Change of Control Compensation” above.

The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers and its general counsel for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

The charter of the Audit Committee of the Board of Directors specifies that the Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company’s Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.

There were no related party transactions required to be disclosed during fiscal 2010.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors

Andrew J. Pease

President and Chief Executive Officer

March 18, 2011

Appendix A

QUICKLOGIC CORPORATION

2009 STOCK PLAN

(Amended and Restated March 10, 2011)

1. Purposes of the Plan. The purposes of this 2009 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to Employees, Directors and Consultants; and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(g) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means QuickLogic Corporation, a Delaware corporation.

(j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock

Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on or before the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on or before the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(v) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(w) “Optioned Stock” means the Common Stock subject to an Award.

(x) “Optionee” means the holder of an outstanding Option granted under the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award granted under the Plan.

(aa) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to shareholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (viii) stock price, (ix) return on equity, (x) total shareholder return, (xi) growth in shareholder value relative to the moving average of the S&P 500 Index or another index, (xii) return on capital, (xiii) return on assets or net assets, (xiv) return on investment, (xv) economic value added, (xvi) operating profit or net operating profit, (xvii) operating margin, (xix) market share, (xx) contract awards or backlog, (xxi) overhead or other expense reduction, (xxii) credit rating, (xxvi) objective customer indicators, (xxvii) new product invention or innovation, (xxviii) attainment of research and development milestones, (xxix) improvements in productivity, (xxx) attainment of objective operating goals, and (xxxi) objective employee metrics.

(bb) “Plan” means this QuickLogic Corporation 2009 Stock Plan.

(cc) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

(dd) “Restricted Stock Purchase Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to Shares purchased under a Restricted Stock award. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ee) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff) “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to an individual grant of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii) “Service Provider” means an Employee, Director or Consultant.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(kk) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 11 is designated as a SAR.

(ll) “Stock Appreciation Right Agreement” means a written or electronic agreement between the Company and the Participant evidencing the terms and restrictions applying to Shares purchased under a SAR. The Stock Appreciation Right Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Number of Shares. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 4,000,000 Shares plus any Shares subject to any outstanding options or similar awards granted under the Company’s 1999 Stock Plan (the “1999 Plan”) that subsequently expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company, up to a maximum of an additional 7,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Fungible Share Provisions. Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. With respect to any grants made on or after April 28, 2011, any Awards covering Shares with a per Share or per unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the final paragraph of this Section 3, the Plan shall be credited with 1.5 Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or unissued Shares (or for Awards other than Options or SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in the immediately preceding paragraph above, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this paragraph.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award relating thereto granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax, Fringe Benefits Tax or National Insurance Contributions tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of an Award.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c) Section 162(m) Limitations.

(i) Option and SAR Annual Share Limit. No Participant shall be granted, in any fiscal year of the Company (“Fiscal Year”), Options and Stock Appreciation Rights to purchase more than one million Shares; provided, however, that such limit shall be two million Shares in connection with the Participant’s initial service.

(ii) Restricted Stock Annual Limit. No Participant shall be granted, in any Fiscal Year, more than five hundred thousand Shares of Restricted Stock; provided, however, that such limit shall be one million Shares of Restricted Stock in connection with the Participant’s initial service.

(iii) Restricted Stock Units Annual Limit. No Participant shall be granted, in any Fiscal Year, more than five hundred thousand Restricted Stock Units; provided, however, that such limit shall be one million Restricted Stock Units in connection with the Participant’s initial service.

(iv) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(v) Cancellations. If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Award will be counted against the limits set forth in subsections (i), (ii) and (iii) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.

(vi) Changes in Capitalization. The foregoing 162(m) limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 17 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider or Provision of Notice of Employment Termination. If an Optionee (i) ceases to provide ongoing service as a Service Provider (for any reason and regardless of any appropriate court finding such termination unfair or irregular on any basis whatsoever), other than upon the Optionee’s death or Disability, or (ii) is provided with notice of termination of employment (for any reason and regardless of any appropriate court finding the related termination unfair or irregular on any basis whatsoever) and ceases to provide ongoing service during the notice period, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the earlier of the date of such cessation as a Service Provider or the last date of ongoing service after receiving a notice of termination of employment or such later date as required by Applicable Laws (the earlier of these dates or such later date required by Applicable Laws is referred to herein as the “Vesting Cessation Date”, as reasonably fixed and determined by the Administrator), but in no event later than the expiration of the term of such Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Vesting Cessation Date. If, on the Vesting Cessation Date, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan (unless the Administrator determines otherwise). At the sole discretion of Company, subject to Applicable Laws, Grantee may be paid a lump sum for their cash compensation in lieu of notice. If, after the Vesting Cessation Date, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(c) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant; provided, further that SARs may not have an exercise price below 100% of the Fair Market Value of the underlying shares on the grant date.

(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying.

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement. Each SAR grant shall be evidenced by a Stock Appreciation Right Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Stock Appreciation Right Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 10 will also apply to SARs.

12. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the grant, including the number of Shares of Restricted Stock (subject to Section 6(c) hereof) granted to the Participant and the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon and after the Vesting Cessation Date or upon termination of the purchaser’s service with the Company due to death or Disability. Unless the Administrator provides otherwise, the purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Restricted Stock is granted, the Participant shall have the rights equivalent to those of a shareholder, and shall be a shareholder when the grant is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is granted, except as provided in Section 15 of the Plan.

13. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in a Restricted Stock Unit Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units (subject to Section 6(c) hereof).

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. In no event may an Award granted hereunder be transferred in exchange for consideration.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, repurchase or forfeiture of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the Section 162(m) annual share issuance limits under Section 6(c), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100% , and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, or, with respect to Restricted Stock, all restrictions have not lapsed, or, with respect to a Restricted Stock Unit, all units have not vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) Stock Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period, or such earlier date as specified in the Award Agreement. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or stock appreciation right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Optioned Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(ii) Restricted Stock and Restricted Stock Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock and Restricted Stock Unit award shall be assumed or an equivalent Restricted Stock or Restricted Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock Unit, including shares which would not otherwise be vested, and all restrictions on Restricted Stock will lapse immediately prior to the closing date of the transaction. For the purposes of this paragraph, a Restricted Stock or Restricted Stock Unit award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share subject to the Restricted Stock or Restricted Stock Unit award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share subject to the Restricted Stock or Restricted Stock Unit award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination or Shares issued under the Plan.

The Company will administer the Plan from the United States of America, and any disputes will be settled in the U.S. according to U.S. law. This Plan and all awards are governed by the internal substantive laws, but not the choice of law principles, of the State of California, United States of America.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Appreciation Right or pursuant to the vesting of a Restricted Stock or Restricted Stock Unit award unless the exercise of such Option or Stock Appreciation Right or the vesting of a Restricted Stock or Restricted Stock Unit award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue, sell or release from escrow such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22. No Repricing. The exercise price for an Option or SAR may not be reduced without the prior consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same fiscal year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(c) above. Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

23. Section 409A Compliance. Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code to the extent Section 409A of the Code applies to such Awards and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Administrator deems necessary or advisable in its sole discretion. Notwithstanding any other provision in the Plan, the Administrator, to the extent it unilaterally deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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individual nominee(s), mark “For All

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nominee(s) on the line below.

0000090990_1 R1.0.0.11699 For Withhold For All All All Except

The Board of Directors recommends you vote

FOR the following Class III director nominees:

1. Election of Directors Nominees

01 E. Thomas Hart 02 Christine Russell

QUICKLOGIC CORPORATION

1277 ORLEANS DRIVE

SUNNYVALE, CA 94089-1138

ATTN: PATRICIA HART

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have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

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The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Advisory vote on executive compensation. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 years 2 years 1 year Abstain 3. Advisory vote on the frequency of holding future advisory votes on executive compensation.

The Board of Directors recommends you vote FOR proposals 4 and 5: For Against Abstain 4. Approval of an amendment to Quicklogic’s 2009 Stock Plan to, among other things, reserve an additional 1,500,000 shares of common stock for issuance under the Plan. 5. Ratification of the appointment of PricewaterhouseCoopers LLP as QuickLogic’s independent registered public accounting firm for the fiscal year ending January 1, 2012. NOTE: The Director nominees, if elected, will serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in

2014. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000090990_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are

available at www.proxyvote.com .

QUICKLOGIC CORPORATION

Annual Meeting of Stockholders

April 28, 2011 10:00 AM

This proxy is solicited by the Board of Directors

The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware

corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, April 28, 2011, at 10:00 a.m.,

local time, or at any and all adjournments or postponements thereof, for the purposes set forth in this Proxy

Statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at

QuickLogic’s offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic’s telephone number at that address is (408) 990-4000. At the meeting, only stockholders of record at the close of business on March

7, 2011, the record date, will be entitled to vote. On March 7, 2011, QuickLogic’s outstanding capital stock consisted of 38,309,051 shares of common stock.

This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual

Meeting on or about March 18, 2011, together with our 2010 Annual Report to Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side